Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months and Year Ended

December 31, 2021

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, EVP & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2021

Results Demonstrate Strong Recovery and Ongoing Momentum in Operational Improvements

CHATTANOOGA, Tenn. (March 31, 2022) – CBL Properties (NYSE: CBL) announced results for the fourth quarter and year ended December 31, 2021.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

Fourth Quarter Financial Results:

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	For the One Month Ended October 31,	Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
Net loss attributable to common shareholders	$(151,545)	$(393,262)	$(544,807)	$(63,045)
Funds from Operations ("FFO")	$(92,968)	$(360,265)	$(453,233)	$50,986
FFO, as adjusted (1)	$63,178	$43,163	$106,341	$75,270

Full-Year Financial Results:

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Net loss attributable to common shareholders	$(151,545)	$(470,627)	$(622,172)	$(332,494)
Funds from Operations ("FFO")	$(92,968)	$(144,738)	$(237,706)	$108,175
FFO, as adjusted (1)	$63,178	$286,649	$349,827	$140,755
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release.

KEY TAKEAWAYS:

•	As of December 31, 2021, the Company had $319.5 million of unrestricted cash and marketable securities.
•

Total portfolio same-center Net Operating Income (“NOI”) increased 5.3% for the three months ended December 31, 2021, compared with the prior year period.  Total portfolio same-center NOI increased 6.3% for the full year ended December 31, 2021, compared with the prior year.

•

Same-center sales per square foot for the fourth quarter and full-year ended December 31, 2021, increased 13.0% and 15.5%, respectively as compared with the fourth quarter and full-year ended December 31, 2019.

•

Portfolio occupancy as of December 31, 2021, was 89.3%, representing a 90-basis point improvement from the sequential quarter and a 180-basis point improvement compared with 87.5% as of December 31, 2020.  Same-center occupancy for malls, lifestyle centers and outlet centers was 87.6% as of December 31, 2021, representing a 130-basis point increase sequentially and a 170-basis point improvement compared with 85.9% as of December 31, 2020.

•

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended December 31, 2021 was $106.3 million, compared with $75.3 million. The increase in FFO, as adjusted, as compared with the prior year period is principally a result of $7.5 million lower net interest expense and a $3.7 million positive variance from undeclared preferred dividends accrued in the prior year period.

•

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the twelve months ended December 31, 2021 was $349.8 million, compared with $140.8 million, for the twelve months ended December 31, 2020.

“2021 was a transformational year for CBL," said Stephen D. Lebovitz, CBL's Chief Executive Officer. "We emerged from our restructuring with a strong balance sheet and a renewed focus to capitalize on the substantial opportunities ahead for CBL.

“2021 was also a year of outstanding financial performance for CBL. Our properties showed dramatic improvement across all key indicators despite ongoing challenges from the pandemic. Results for the fourth quarter built on the positive trends we experienced throughout the year. Higher traffic and sales drove substantial increases in percentage and short-term rents. Occupancy showed sequential and year-over-year improvement, reflecting strong underlying trends for our retailers. Over three million square feet of new and renewal leases were signed, demonstrating continued and growing interest in our properties. Despite inflationary pressures and increased operating hours, we effectively mitigated increases in overall operating expenses. I am grateful to the entire CBL team for their hard work, focus and execution of our strategic priorities.

“Following emergence, we have further improved our balance sheet, reducing debt by more than $200 million in a few short months. We have made solid progress on additional balance sheet initiatives, which will lower interest expense and increase our capital structure flexibility.

“Our strong balance sheet and robust financial performance position us to create substantial value for our shareholders through return of capital as well as opportunistic growth.  We are highly confident in the future stability of our portfolio of nearly 45 open-air, lifestyle and outlet and other properties in addition to more than 40 market-dominant malls and see substantial opportunities ahead for CBL.”

COMBINED NON-GAAP FINANCIAL RESULTS

Net loss attributable to common shareholders for the three months ended December 31, 2021, was $544.8 million, compared with net loss of $63.0 million, for the three months ended December 31, 2020.

Net loss attributable to common shareholders for the twelve months ended December 31, 2021, was $622.2 million, compared with net loss of $332.5 million, for the twelve months ended December 31, 2020.

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended December 31, 2021, was $106.3 million, compared with $75.3 million, for the three months ended December 31, 2020.

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the twelve months ended December 31, 2021, was $349.8 million, compared with $140.8 million, for the twelve months ended December 31, 2020.

Percentage change in same-center Net Operating Income (“NOI”) (1):

	Three Months Ended December 31,	Year Ended December 31,
	2021	2021
Portfolio same-center NOI	5.3%	6.3%
Mall, Lifestyle Center and Outlet Center same-center NOI	4.8%	4.8%
(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the twelve months ended December 31, 2021, include:

•	Same-center NOI increased $25.7 million, due to a $39.0 million increase in total revenues partially offset by a $13.2 million increase in operating expenses.
•

Rental revenues increased $36.9 million, including an $18.9 million increase in percentage rents and a $20.9 million decline in tenant reimbursements.  The total estimate for uncollectable revenues for 2021 was $1.7 million compared with $44.0 million in the prior year period.

•

Property operating expenses increased $10.2 million compared with the prior year, primarily due to the return to full operations following the reopening of CBL’s properties. Maintenance and repair expenses increased $8.2 million. Real estate tax expenses declined by $5.2 million, partially offsetting the above increases.

LIQUIDITY

As of December 31, 2021, CBL had approximately $319.5 million available in unrestricted cash and marketable securities.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2021	2020
Total portfolio	89.3%	87.5%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	87.2%	85.5%
Total lifestyle centers	86.7%	84.8%
Total outlet centers	93.6%	89.1%
Total same-center malls, lifestyle centers and outlet centers	87.6%	85.9%
Total malls, lifestyle centers and outlet centers	87.6%	85.8%
All Other:
Total open-air centers	94.8%	93.4%
Total other	90.5%	99.3%
(1)

Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied.  Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2021	2021
Stabilized Malls, Lifestyle Centers and Outlet Centers	(1.1)%	(12.7)%
New leases	2.3%	(13.5)%
Renewal leases	(1.5)%	(12.6)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2021	2019 (1)	% Change
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$454	$393	15.5%
(1)

Due to the temporary property and store closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full reporting period. As a result, we are not able to provide a complete measure of sales per square foot for the year ended December 31, 2020, and instead have presented the 2019 amount for comparative purposes.

Sales per square foot for the fourth quarter 2021 increased 13.0% as compared with the fourth quarter 2019, with all but five of CBL’s 54 reporting properties demonstrating an increase over the comparable period.  For the full year ended December 31, 2021, sales per square foot increased 15.5% as compared with the full year ended December 31, 2019, with all but three of CBL’s 54 reporting properties demonstrating an increase over the comparable period.

FINANCING ACTIVITY

In February 2022, CBL closed on the extension and modification of the $134.1 million non-recourse loan secured by Fayette Mall in Lexington, KY.  The loan maturity has been extended for two years, with three additional one-year extension options, subject to certain requirements. The fixed interest rate was reduced from 5.42% to 4.25%.  As part of the modification, two ground leased outparcels were released from the collateral in exchange for the addition of the redeveloped former middle anchor location.

On February 1, 2022, the Company completed the exchange of its $150 million 7% Senior Secured Exchangeable Notes.  The Company issued 10.98 million shares in satisfaction of the full Exchange Amount.

On December 8, 2021, EastGate Mall in Cincinnati, OH ($30.0 million), was placed into receivership and deconsolidated.  CBL no longer controls the property following its transfer to receivership.  Greenbrier Mall ($61.6 million) was placed into receivership as of March 10, 2022.  CBL is cooperating in the foreclosure or conveyance of EastGate Mall, Greenbrier Mall, as well as Asheville Mall in Asheville, NC ($62.1 million), which was placed into receivership and deconsolidated in the first quarter 2021.  Once the foreclosures or conveyances are complete, $153.7 million of debt will be removed from CBL’s pro rata share of total debt.

On November 8, 2021, the Company completed the redemption of $60.0 million of its 10% Secured Notes.  Following the redemption, the Company has $395 million in 10% Secured Notes outstanding.

In October 2021, the loan secured by The Shoppes at Eagle Point was extended to October 2022.  CBL is in the process of securing a new loan.

In October 2021, Brookfield Square Anchor S, LLC filed for bankruptcy. In December 2021, CBL reached an agreement with the lender to amend the $27.5 million loan secured by Brookfield Square Anchor S and dismiss the bankruptcy case. The loan term was extended through December 2023 and contains a one-year extension option.

In December 2021, the $8.1 million loan secured by The Outlet Shoppes of the Bluegrass - Phase II was extended to October 2022 and contains a six-month extension option.

Subsequent to December 31, 2021, the $102.3 million non-recourse loan secured by Cross Creek Mall was extended to May 2022.  CBL is in discussions with the lender for a potential longer-term extension and modification.

In February 2022, the loans secured by York Town Center, with a combined outstanding balance of $29.8 million, were extended through May 1, 2022. The Company is in the process of securing a new loan.

CBL and its joint venture partner have an agreement in principle with the lender on modification of the $35.8 million recourse loan secured by The Outlet Shoppes at Gettysburg in Gettysburg, PA.  The modified loan will have a non-recourse principal balance of $21.0 million ($10.5 million at CBL’s share).  The parties have agreed to a $20.0 million unsecured deficiency claim.  Other terms are being finalized.

CBL is in discussions with the lender on a potential modification and extension of the loans secured by Parkdale Mall in Beaumont, TX ($69.5 million), Arbor Place Mall in Douglasville, GA ($101.8 million) and Northwoods Mall in N. Charleston, SC ($60.7 million).

CBL is in the process of negotiating extensions and modifications of the remaining property level mortgage loans with maturities in 2021 and 2022.

DISPOSITIONS

In December 2021, CBL sold its interest in the Continental 425 Fund LLC joint venture. This joint venture owned the Springs at Port Orange, an apartment complex in Port Orange, FL, which was secured by a $44.4 million loan. CBL received $7.1 million in proceeds after factoring in its share of the outstanding debt.

 In November 2021, CBL completed the sale of its self-storage portfolio for a gross sales price of $42.0 million.  After repayment of approximately $25.9 million ($16.4 million at CBL’s share) in recourse loans secured by the properties, the sale generated cash to CBL of approximately $7.6 million.

The portfolio included self-storage facilities that CBL and its joint venture partner had developed on available land at CBL’s Mid Rivers Mall in St. Charles, MO, Eastgate Mall in Cincinnati, OH, Parkdale Mall in Beaumont, TX and Hamilton Place in Chattanooga, TN.

In 2021, CBL generated more than $63.0 million in gross proceeds, at its share, from asset sales.

DEVELOPMENT AND LEASING PROGRESS

In 2021, CBL opened more than 1.7 million square feet of new retail, dining, entertainment, and other uses across its portfolio. This included unique uses such as Hollywood Casino at York Galleria Mall in York, PA; the expansion of High Caliber Karting & Entertainment at Meridian Mall in Okemos, MI; Aloft by Marriott hotel and Trader Joe’s at Hamilton Place in Chattanooga, TN; Tilt at Richland Mall in Waco, TX; and the first Belong Gaming location in the United States at Pearland Town Center in Pearland, TX. CBL also welcomed OFFLINE by Aerie to Fayette Mall in Lexington, KY; Pottery Barn at Friendly Center in Greensboro, NC; and Tradehome Shoes at both Oak Park Mall in Kansas City, KS and Post Oak Mall in College Station, TX.

Openings anticipated in 2022 include Von Maur at West Towne Mall in Madison, WI; OFFLINE by Aerie, Rose & Remington and Palmetto Moon at Hamilton Place; Main Event at Sunrise Mall in Brownsville, TX; and a new and expanded Scheels at Dakota Square Mall in Minot, ND.

Additional offerings, including new restaurants, fitness, hotel and other uses are planned or under negotiation and will be announced as details are finalized.

Detailed project information is available in CBL’s Financial Supplement for Q4 2021, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

2022 DIVIDEND POLICY

CBL anticipates distributing the minimum required distribution (90% -100% of taxable income) to maintain its status as a Real Estate Investment Trust (REIT).  Any required distributions are expected to be determined and announced in the fourth quarter 2022 and, subject to IRS guidelines, may be distributed in all cash or in a combination of cash and common stock, as determined at the time by CBL’s Board of Directors.

OUTLOOK AND GUIDANCE

CBL is providing guidance for 2022 FFO, as adjusted, in the range of $216.5 million - $231.8 million or $7.00 - $7.50 per diluted share, which assumes same-center NOI in the range of $400.0 million to $413.0 million.

Key Guidance Assumptions:

	Low	High
2022 FFO, as adjusted	$216.5 million	$231.8 million
2022 FFO, as adjusted, per share	$7.00	$7.50
Weighted Average Common Shares Outstanding	30.9 million	30.9 million
2022 Same-Center NOI ("SC NOI")	$400.0 million	$413.0 million
2022 Change in Same-Center NOI	(10.5)%	(7.5)%

Commenting on 2022 guidance, Lebovitz stated, “Given the range of extraordinary factors which impacted 2021 results, we expect 2022 to be more reflective of CBL’s ongoing financial performance. The largest driver of this normalization is expected to be lower percentage rents and short-term income; however, we also anticipate increases in expenses, driven by inflationary pressure, wage growth and completion of certain maintenance and repair projects that were previously delayed. Our guidance for 2022 also reflects overall uncertainty surrounding headwinds facing the U.S. economy. Despite these impacts, we expect strong levels of leasing activity in 2022 and a renewed focus on our redevelopment program to position us for growth in 2023 and beyond.”

Assumptions driving the projected change in 2022 SC NOI:

	2022 SC NOI Low End (in millions)	2022 SC NOI High End (in millions)	Variance Explanation
2021 Actual Same-Center NOI	$447.0	$447.0	Assumes Parkdale Mall and Crossing, The Outlet Shoppes at Laredo and The Outlet Shoppes at Gettysburg return to the same-center pool for full-year 2022.
Rent from new leases and contractual rent increases	$10.5	$14.0

Represents new rent from stores that opened in 2021 or expected to open in 2022 as well as net increases from existing tenants including contractual rent bumps and variable rent.  Contractual increases are partially offset by a substantial projected decline in percentage rent.

Lease Terminations	$(2.5)	$(2.5)	Represents rent lost in 2022 related to stores that terminated leases in 2021.
Store Closures/Non-Renewals	$(16.5)	$(14.5)	Represents rent lost in 2022 related to stores that closed for a partial year in 2021 or are expected to close before year-end 2022.
Lease Renewals/Modifications	$(16.0)	$(14.0)	Impact of negative rent spreads related to renewals or lease modifications completed in 2021 and budgeted for 2022, including a substantial projected decline in percentage rents.
Operating Expense	$(13.5)	$(11.0)

Increases in operating expenses are primarily driven by the expectation that operating hours will return to normal versus the shortened operating hours in 2021 due to the impact of COVID, inflationary contract increases (security/janitorial) and higher maintenance and repair expense related to projects that were delayed in 2021, primarily due to labor shortages.

Reserve for Watch List Tenants	$(9.0)	$(6.0)	Represents credit loss related to tenants that may file for bankruptcy and/or close due to underperformance. 2021 was impacted by a negligible credit loss.
Total Variance	$(47.0)	$(34.0)
2022 SC NOI Guidance	$400.0	$413.0
% Variance	(10.5)%	(7.5)%

Reconciliation of GAAP Earnings Per Share to 2022 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$(6.90)	$(6.40)
Add: depreciation and amortization	10.31	10.31
Add: debt discount accretion, net of noncontrolling interests' share	3.59	3.59
Expected FFO, as adjusted, per diluted, fully converted common share	$7.00	$7.50

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 95 properties totaling 59.6 million square feet across 24 states, including 57 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Combined Results

Our financial results for the periods from January 1, 2021 through October 31, 2021, and the year ended December 31, 2020 are referred to as those of the “Predecessor” period. Our financial results for the period from November 1, 2021 through December 31, 2021 are referred to as those of the “Successor” period. Our results of operations as reported in our consolidated financial statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report our results for the period from January 1, 2021 through October 31, 2021 and the period from November 1, 2021 through December 31, 2021 separately, management views the Company’s operating results for the year ended December 31, 2021 by combining the results of the applicable Predecessor and Successor periods because such presentation provides the most meaningful comparison of our results to prior periods.

The Company cannot adequately benchmark the operating results of the period from November 1, 2021 through December 31, 2021 against any of the previous periods reported in its consolidated financial statements without combining it with the period from October 1, 2021 through October 31, 20221 or January 1, 2021 through October 31, 2021 and does not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding the Company’s overall operating performance. Management believes that the key performance metrics such as revenue, NOI and FFO for the Successor period when combined with the Predecessor period provide more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, the tables and discussion herein also present the combined results for the three months and year ended December 31, 2021.

The combined results for the three months ended December 31, 2021, which we refer to herein as the results for the “three months ended December 31, 2021” represent the sum of the reported amounts for the Predecessor period from October 1, 2021 through October 31, 2021 and the Successor period from November 1, 2021 through December 31, 2021.  The combined results for the year ended December 31, 2021, which we refer to herein as the results for the "year ended December 31, 2021" represent the sum of the reported amounts for the Predecessor period from January 1, 2021 through October 31, 2021 and the Successor period from November 1, 2021 through December 31, 2021. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from bankruptcy and may not be indicative of future results. Accordingly, the results for the three months and year ended December 31, 2020 may not be comparable, particularly for statement of operations line items significantly impacted by the reorganization transactions, the impact of fresh start accounting on depreciation and amortization, the discount to the carrying value of its debt and the impact of interest expense not being recognized while in Chapter 11 bankruptcy protection from the Petition Date of November 1, 2020 to October 31, 2021.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	For the Three Months Ended December 31,
	2021	2021	2020
REVENUES:
Rental revenues	$103,252	$45,892	$148,588
Management, development and leasing fees	1,500	755	1,549
Other	4,094	1,263	4,042
Total revenues	108,846	47,910	154,179
EXPENSES:
Property operating	(15,258)	(7,492)	(21,050)
Depreciation and amortization	(49,504)	(16,483)	(52,988)
Real estate taxes	(9,598)	(5,169)	(16,186)
Maintenance and repairs	(7,581)	(3,440)	(8,457)
General and administrative	(9,175)	(5,779)	(12,136)
Loss on impairment	—	(26,439)	(66,394)
Litigation settlement	118	43	5,375
Prepetition charges	—	—	(3,112)
Other	(3)	(354)	(553)
Total expenses	(91,001)	(65,113)	(175,501)
OTHER INCOME (EXPENSES):
Interest and other income	510	16	1,133
Interest expense	(195,488)	(6,947)	(39,903)
Gain on extinguishment of debt	—	—	17,114
Gain on deconsolidation	19,126	—	—
Gain (loss) on sales of real estate assets	(3)	3,695	1,988
Reorganization items, net	(1,403)	(383,148)	(35,977)
Income tax benefit (provision)	5,885	(856)	353
Equity in earnings (losses) of unconsolidated affiliates	797	(1,248)	(2,404)
Total other expenses	(170,576)	(388,488)	(57,696)
Net loss	(152,731)	(405,691)	(79,018)
Net loss attributable to noncontrolling interests in:
Operating Partnership	—	460	662
Other consolidated subsidiaries	1,186	11,969	19,052
Net loss attributable to the Company	(151,545)	(393,262)	(59,304)
Preferred dividends undeclared	—	—	(3,741)
Net loss attributable to common shareholders	$(151,545)	$(393,262)	$(63,045)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(7.50)	$(1.99)	$(0.32)
Weighted-average common and potential dilutive common shares outstanding	20,208	197,625	196,429

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,
	2021	2021	2020
REVENUES:
Rental revenues	$103,252	$450,922	$554,064
Management, development and leasing fees	1,500	5,642	6,800
Other	4,094	11,465	14,997
Total revenues	108,846	468,029	575,861
EXPENSES:	—	—	—
Property operating	(15,258)	(72,735)	(84,061)
Depreciation and amortization	(49,504)	(158,574)	(215,030)
Real estate taxes	(9,598)	(50,787)	(69,686)
Maintenance and repairs	(7,581)	(32,487)	(34,132)
General and administrative	(9,175)	(43,160)	(53,425)
Loss on impairment	—	(146,781)	(213,358)
Litigation settlement	118	932	7,855
Prepetition charges	—	—	(23,883)
Other	(3)	(745)	(953)
Total expenses	(91,001)	(504,337)	(686,673)
OTHER INCOME (EXPENSES):	—	—	—
Interest and other income	510	2,055	6,396
Interest expense	(195,488)	(72,415)	(200,663)
Gain on extinguishment of debt	—	—	32,521
Gain on deconsolidation	19,126	55,131	—
Gain (loss) on sales of real estate assets	(3)	12,187	4,696
Reorganization items, net	(1,403)	(435,162)	(35,977)
Income tax benefit (provision)	5,885	(1,078)	(16,836)
Equity in earnings (losses) of unconsolidated affiliates	797	(10,823)	(14,854)
Total other expenses	(170,576)	(450,105)	(224,717)
Net loss	(152,731)	(486,413)	(335,529)
Net loss attributable to noncontrolling interests in:
Operating Partnership	—	2,473	19,762
Other consolidated subsidiaries	1,186	13,313	20,683
Net loss attributable to the Company	(151,545)	(470,627)	(295,084)
Preferred dividends undeclared	—	—	(37,410)
Net loss attributable to common shareholders	$(151,545)	$(470,627)	$(332,494)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(7.50)	$(2.39)	$(1.75)
Weighted-average common and potential dilutive common shares outstanding	20,208	196,591	190,277

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
Net loss attributable to common shareholders	$(151,545)	$(393,262)	$(544,807)	$(63,045)
Noncontrolling interest in loss of Operating Partnership	—	(460)	(460)	(662)
Depreciation and amortization expense of:
Consolidated properties	49,504	16,483	65,987	52,988
Unconsolidated affiliates	9,847	4,660	14,507	14,767
Non-real estate assets	(132)	(145)	(277)	(625)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(622)	(191)	(813)	(809)
Loss on impairment, net of noncontrolling interests' share	—	15,704	15,704	48,372
Gain on depreciable property, net of taxes	(20)	(3,054)	(3,074)	—
FFO allocable to Operating Partnership common unitholders	(92,968)	(360,265)	(453,233)	50,986
Debt discount accretion, net of noncontrolling interests' share (1)	184,637	—	184,637	—
Adjustment for unconsolidated affiliates with negative investment	(4,574)	—	(4,574)	—
Senior secured notes fair value adjustment (2)	395	—	395	—
Litigation settlement (3)	(118)	(43)	(161)	(5,375)
Non-cash default interest expense (4)	(6,471)	3,107	(3,364)	7,684
Gain on deconsolidation (5)	(19,126)	—	(19,126)	—
Reorganization items, net of noncontrolling interests' share (6)	1,403	400,364	401,767	35,977
Prepetition charges (7)	—	—	—	3,112
Gain on extinguishment of debt (8)	—	—	—	(17,114)
FFO allocable to Operating Partnership common unitholders, as adjusted	$63,178	$43,163	$106,341	$75,270
(1)

In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount as interest expense on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method.

(2)

As of December 31, 2021, represents the fair value adjustment recorded on the Company’s 10% senior secured notes (the “Secured Notes”) as interest expense. The Company elected the fair value option in conjunction with the issuance of its Secured Notes.

(3)

For the Predecessor period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020, represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit. For the year ended December 31, 2019, represents expense associated with the settlement of the class action lawsuit.

(4)

The Successor period from November 1, 2021 through December 31, 2021 includes the reversal of default interest expense. The Predecessor period from January 1, 2021 through October 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing the Chapter 11 Cases, as well as loans secured by properties that remain in default due to the Company filing the Chapter 11 Cases. The Predecessor year ended December 31, 2020 includes default interest expense related to loans secured by properties that were in default prior to the Company filing the Chapter 11 Cases, as well as loans secured by properties that were in default due to the Company filing the Chapter 11 Cases.

(5)

During the Successor period from November 1, 2021 through December 31, 2021, the Successor Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the Predecessor period from January 1, 2021 through October 31, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(6)

For the Successor period from November 1, 2021 through December 31, 2021, reorganization items represent costs incurred subsequent to the Company filing the Chapter 11 Cases associated with the Company’s reorganization efforts. For the Predecessor period from January 1, 2021 through October 31, 2021 reorganization items represent adjustments related to the fair value of the Successor Company, adjustments related to the write off of the Predecessor Company’s debt and the issuance of new debt of the Successor Company, as well as costs incurred subsequent to the Company filing the Chapter 11 Cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees. For the Predecessor year ended December 31, 2020, reorganization items represent costs incurred subsequent to the Company filing the Chapter 11 Cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses, U.S. Trustee fees and unamortized deferred financing costs and debt discounts expensed in accordance with ASC 852.

(7)

For the Predecessor year ended December 31, 2020, represents professional fees related to the Company’s negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the Predecessor Company’s senior unsecured notes regarding a restructure of such indebtedness prior to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020.

(8)

The Predecessor year ended December 31, 2020 includes a gain on extinguishment of debt related to the non-recourse loans secured by Burnsville Center and Hickory Point Mall, which were conveyed to the lender. The Predecessor year ended December 31, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year ended December 31,	Year ended December 31,
	2021	2021	2021	2020
Net loss attributable to common shareholders	$(151,545)	$(470,627)	$(622,172)	$(332,494)
Noncontrolling interest in loss of Operating Partnership	—	(2,473)	(2,473)	(19,762)
Depreciation and amortization expense of:
Consolidated properties	49,504	158,574	208,078	215,030
Unconsolidated affiliates	9,847	45,126	54,973	56,734
Non-real estate assets	(132)	(1,593)	(1,725)	(3,056)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(622)	(1,901)	(2,523)	(3,638)
Loss on impairment, net of noncontrolling interests' share	—	136,046	136,046	195,336
(Gain) loss on depreciable property, net of taxes	(20)	(7,890)	(7,910)	25
FFO allocable to Operating Partnership common unitholders	(92,968)	(144,738)	(237,706)	108,175
Debt discount accretion, net of noncontrolling interests' share (1)	184,637	—	184,637	—
Adjustment for unconsolidated affiliates with negative investment	(4,574)	—	(4,574)	—
Senior secured notes fair value adjustment (2)	395	—	395	—
Litigation settlement (3)	(118)	(932)	(1,050)	(7,855)
Non-cash default interest expense (4)	(6,471)	35,072	28,601	13,096
Gain on deconsolidation (5)	(19,126)	(55,131)	(74,257)	—
Reorganization items, net of noncontrolling interests' share (6)	1,403	452,378	453,781	35,977
Prepetition charges (7)	—	—	—	23,883
Gain on extinguishment of debt (8)	—	—	—	(32,521)
FFO allocable to Operating Partnership common unitholders, as adjusted	$63,178	$286,649	$349,827	$140,755
(1)

In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount as interest expense on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method.

(2)

As of December 31, 2021, represents the fair value adjustment recorded on the Company’s Secured Notes as interest expense. The Company elected the fair value option in conjunction with the issuance of its Secured Notes.

(3)

For the successor period from November 1, 2021 through December 31, 2021, for the predecessor period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020, represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.

(4)

The successor period from November 1, 2021 through December 31, 2021 includes the reversal of default interest expense. The predecessor period from January 1, 2021 through October 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, as well as loans secured by properties that remain in default due to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code. The predecessor year ended December 31, 2020 includes default interest expense related to loans secured by properties that were in default prior to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, as well as loans secured by properties that were in default due to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code.

(5)

For the successor period from November 1, 2021 through December 31, 2021, the Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the predecessor period from January 1, 2021 through October 31, 2021, the Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(6)

For the successor period from November 1, 2021 through December 31, 2021, reorganization items represent costs incurred subsequent to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas associated with the Company’s reorganization efforts. For the predecessor period from January 1, 2021 through October 31, 2021 reorganization items represent adjustments related to the fair value of the successor Company, adjustments related to the write off of the predecessor Company’s debt and the issuance of new debt of the successor Company, as well as costs incurred subsequent to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees. For the predecessor year ended December 31, 2020, reorganization items represent costs incurred subsequent to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses, U.S. Trustee fees and unamortized deferred financing costs and debt discounts expensed in accordance with ASC 852.

(7)

For the predecessor year ended December 31, 2020, represents professional fees related to the Company’s negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the predecessor Company’s senior unsecured notes regarding a restructure of such indebtedness prior to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020.

(8)

The predecessor year ended December 31, 2020 includes a gain on extinguishment of debt related to the non-recourse loans secured by Burnsville Center and Hickory Point Mall, which were conveyed to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	For the Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$3,597	$1,518	$5,115	$2,701

Straight-line rental income adjustment	$1,361	$(901)	$460	$718

Gain (loss) on outparcel sales, net of taxes	$(23)	$(1)	$(24)	$1,988

Net amortization of acquired above- and below-market leases	$(3,291)	$40	$(3,251)	$28

Income tax benefit (provision)	$5,885	$(856)	$5,029	$353

Abandoned projects expense	$(3)	$(354)	$(357)	$(553)

Interest capitalized	$221	$101	$322	$424

Estimate of uncollectable revenues	$(782)	$(2,007)	$(2,789)	$6,040

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$3,597	$4,843	$8,440	$6,076

Straight-line rental income adjustment	$1,361	$(2,051)	$(690)	$(1,254)

Gain (loss) on outparcel sales, net of taxes	$(23)	$3,584	$3,561	$4,721

Net amortization of acquired above- and below-market leases	$(3,291)	$225	$(3,066)	$1,369

Income tax benefit (provision)	$5,885	$(1,078)	$4,807	$(16,836)

Abandoned projects expense	$(3)	$(745)	$(748)	$(953)

Interest capitalized	$221	$133	$354	$1,954

Estimate of uncollectable revenues	$(782)	$(6,046)	$(6,828)	$(49,329)

	Successor	Predecessor
	As of December 31,	As of December 31,
	2021	2020
Straight-line rent receivable	$2,452	$53,157

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	For the Three Months Ended December 31,	For the Three Months Ended December 31,
	2021	2021	2021	2020
Net loss	$(152,731)	$(405,691)	$(558,422)	$(79,018)
Adjustments:
Depreciation and amortization	49,504	16,483	65,987	52,988
Depreciation and amortization from unconsolidated affiliates	9,847	4,660	14,507	14,767
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(622)	(191)	(813)	(809)
Interest expense	195,488	6,947	202,435	39,903
Interest expense from unconsolidated affiliates	11,425	3,507	14,932	8,974
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,464)	(282)	(1,746)	(603)
Abandoned projects expense	3	354	357	553
(Gain) loss on sales of real estate assets	3	(3,695)	(3,692)	(1,988)
Adjustment for unconsolidated affiliates with negative investment	(4,574)	—	(4,574)	—
Gain on extinguishment of debt	—	—	—	(17,114)
Gain on deconsolidation	(19,126)	—	(19,126)	—
Loss on impairment, net of noncontrolling interests' share	—	15,704	15,704	48,372
Prepetition charges	—	—	—	3,112
Litigation settlement	(118)	(43)	(161)	(5,375)
Reorganization items, net of noncontrolling interests' share	1,403	400,364	401,767	35,977
Income tax (benefit) provision	(5,885)	856	(5,029)	(353)
Lease termination fees	(3,597)	(1,518)	(5,115)	(2,701)
Straight-line rent and above- and below-market lease amortization	1,930	861	2,791	(746)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,186	11,969	13,155	19,052
General and administrative expenses	9,175	5,779	14,954	9,024
Management fees and non-property level revenues	(2,801)	(19,462)	(22,263)	(611)
Operating Partnership's share of property NOI	89,046	36,602	125,648	123,404
Non-comparable NOI	(4,170)	(1,748)	(5,918)	(9,750)
Total same-center NOI (1)	$84,876	$34,854	$119,730	$113,654
Total same-center NOI percentage change			5.3%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Net loss	$(152,731)	$(486,413)	$(639,144)	$(335,529)
Adjustments:
Depreciation and amortization	49,504	158,574	208,078	215,030
Depreciation and amortization from unconsolidated affiliates	9,847	45,126	54,973	56,734
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(622)	(1,901)	(2,523)	(3,638)
Interest expense	195,488	72,415	267,903	200,663
Interest expense from unconsolidated affiliates	11,425	34,514	45,939	32,975
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,464)	(2,790)	(4,254)	(2,329)
Abandoned projects expense	3	745	748	952
(Gain) loss on sales of real estate assets	3	(12,187)	(12,184)	(4,696)
Gain on sales of real estate assets of unconsolidated affiliates	—	(70)	(70)	—
Adjustment for unconsolidated affiliates with negative investment	(4,574)	—	(4,574)	—
Gain on extinguishment of debt	—	—	—	(32,521)
Gain on deconsolidation	(19,126)	(55,131)	(74,257)	—
Loss on impairment, net of noncontrolling interests' share	—	136,046	136,046	195,336
Prepetition charges	—	—	—	23,883
Litigation settlement	(118)	(932)	(1,050)	(7,855)
Reorganization items, net of noncontrolling interests' share	1,403	452,378	453,781	35,977
Income tax (benefit) provision	(5,885)	1,078	(4,807)	16,836
Lease termination fees	(3,597)	(4,843)	(8,440)	(6,076)
Straight-line rent and above- and below-market lease amortization	1,930	1,826	3,756	(115)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,186	13,313	14,499	20,683
General and administrative expenses	9,175	43,160	52,335	53,425
Management fees and non-property level revenues	(2,801)	(26,604)	(29,405)	(13,467)
Operating Partnership's share of property NOI	89,046	368,304	457,350	446,268
Non-comparable NOI	(4,170)	(19,069)	(23,239)	(37,814)
Total same-center NOI (1)	$84,876	$349,235	$434,111	$408,454
Total same-center NOI percentage change			6.3%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Non-GAAP Combined	Predecessor
	For the Three Months Ended December 31,	For the Three Months Ended December 31,
	2021	2020
Malls	$87,064	$83,062
Lifestyle centers	11,183	9,324
Open-air centers	12,387	12,766
Outlet centers	3,458	3,121
Outparcels and other	5,638	5,381
Total same-center NOI (1)	$119,730	$113,654
Percentage Change:
Malls	4.8%
Lifestyle centers	19.9%
Open-air centers	(3.0)%
Outlet centers	10.8%
Outparcels and other	4.8%
Total same-center NOI (1)	5.3%

	Non-GAAP Combined	Predecessor
	Year Ended December 31,	Year Ended December 31,
	2021	2020
Malls	$310,892	$296,527
Lifestyle centers	40,006	33,083
Open-air centers	48,282	47,976
Outlet centers	13,100	11,070
Outparcels and other	21,831	19,798
Total same-center NOI (1)	$434,111	$408,454
Percentage Change:
Malls	4.8%
Lifestyle centers	20.9%
Open-air centers	0.6%
Outlet centers	18.3%
Outparcels and other	10.3%
Total same-center NOI (1)	6.3%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2021, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2021. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2021 (Successor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs (1)	Debt Discounts (2)	Total
Consolidated debt (3)	$1,461,927	$947,002		$2,408,929	$(1,567)	$(199,153)	$2,208,209
Noncontrolling interests' share of consolidated debt	(29,381)	—		(29,381)	—	13,519	(15,862)
Company's share of unconsolidated affiliates' debt	612,322	90,691		703,013	(1,971)	—	701,042
Other debt (4)	92,072	—		92,072	—	—	92,072
Company's share of consolidated, unconsolidated and other debt	$2,136,940	$1,037,693		$3,174,633	$(3,538)	$(185,634)	$2,985,461
Weighted-average interest rate	5.84%	3.63%		5.12%

	As of December 31, 2020 (Predecessor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Debt Discounts (2)	Total
Consolidated debt (5)	$2,495,203	$1,182,737		$3,677,940	$(3,433)	$—	$3,674,507
Noncontrolling interests' share of consolidated debt	(30,177)	—		(30,177)	265	—	(29,912)
Company's share of unconsolidated affiliates' debt	625,225	121,732		746,957	(2,844)	—	744,113
Company's share of consolidated and unconsolidated debt	$3,090,251	$1,304,469		$4,394,720	$(6,012)	$—	$4,388,708
Weighted-average interest rate	5.04%	8.75%	(6)	6.14%
(1)

Unamortized deferred financing costs of $629 for the Company’s share of unconsolidated property-level, non-recourse mortgage loans may be required to be written off in the event that a waiver or restructuring of terms cannot be negotiated and the debt is either redeemed or otherwise extinguished.

(2)

In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method.

(3)	Includes the Company’s senior secured notes which had a fair value of $395,395 as of December 31, 2021.
(4)

During the period from November 1, 2021 through December 31, 2021, the successor Company deconsolidated Asheville Mall and EastGate Mall due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(5)	Includes $2,489,676 included in liabilities subject to compromise in the accompanying consolidated balance sheets as of December 31, 2020.
(6)

The administrative agent informed the Company that interest would accrue on all outstanding obligations at the post-default rate, which was equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate on December 31, 2020 was 9.50%.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	Successor	Predecessor
	December 31, 2021	December 31, 2020
ASSETS
Real estate assets:
Land	$599,283	$695,711
Buildings and improvements	1,173,106	5,135,074
	1,772,389	5,830,785
Accumulated depreciation	(19,939)	(2,241,421)
	1,752,450	3,589,364
Developments in progress	16,665	28,327
Net investment in real estate assets	1,769,115	3,617,691
Cash and cash equivalents	169,554	61,781
Available-for-sale securities - at fair value (amortized cost of $149,999 and $233,053 as of December 31, 2021 and December 31, 2020, respectively)	149,996	233,071
Receivables:
Tenant	25,190	103,655
Other	4,409	5,958
Mortgage and other notes receivable	384	2,337
Investments in unconsolidated affiliates	103,655	279,355
In-place leases, net	384,705	5,682
Above market leases, net	234,286	2,021
Intangible lease assets and other assets	104,685	132,189
	$2,945,979	$4,443,740
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$1,813,209	$1,184,831
10% senior secured notes - at fair value (carrying amount of $395,000 as of December 31, 2021)	395,395	—
Below market leases, net	151,871	6,051
Accounts payable and accrued liabilities	184,404	167,336
Total liabilities not subject to compromise	2,544,879	1,358,218

Liabilities subject to compromise	—	2,551,490

Commitments and contingencies
Redeemable noncontrolling interests	—	(265)
Shareholders' equity:
Successor common stock, $.001 par value, 200,000,000 shares authorized, 20,774,716 issued and outstanding in 2021	21	—
Predecessor preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding in 2020	—	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding in 2020	—	7
Predecessor common stock, $.01 par value, 350,000,000 shares authorized, 196,569,917 issued and outstanding in 2020	—	1,966
Additional paid-in capital	547,726	1,986,269
Accumulated other comprehensive income (loss)	(3)	18
Retained earnings (dividends in excess of cumulative earnings)	(151,545)	(1,456,435)
Total shareholders' equity	396,199	531,843
Noncontrolling interests	4,901	2,454
Total equity	401,100	534,297
	$2,945,979	$4,443,740

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31, 2021 (1)	December 31, 2020 (1)
ASSETS:
Investment in real estate assets	$2,364,154	$2,346,124
Accumulated depreciation	(934,374)	(862,435)
	1,429,780	1,483,689
Developments in progress	7,288	28,138
Net investment in real estate assets	1,437,068	1,511,827
Other assets	188,683	174,966
Total assets	$1,625,751	$1,686,793
LIABILITIES:
Mortgage and other indebtedness, net	$1,452,794	$1,439,454
Other liabilities	64,598	45,280
Total liabilities	1,517,392	1,484,734
OWNERS' EQUITY:
The Company	102,792	132,350
Other investors	5,567	69,709
Total owners' equity	108,359	202,059
Total liabilities and owners’ equity	$1,625,751	$1,686,793
(1)

In conjunction with fresh start accounting, the Company did not elect push-down accounting for any of its unconsolidated joint ventures. Amounts reflect the inside basis in the respective joint ventures.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total revenues	$69,948	$59,191	$251,933	$213,319
Depreciation and amortization	(22,396)	(23,516)	(92,411)	(91,578)
Operating expenses	(24,717)	(19,637)	(87,321)	(73,754)
Interest and other income	332	335	1,400	1,998
Interest expense	(7,534)	(16,893)	(74,576)	(62,644)
Gain on extinguishment of debt	48,425	—	48,425	—
Gain on sales of real estate assets	10,763	—	11,146	—
Net income (loss)	$74,821	$(520)	$58,596	$(12,659)

	Company's Share for the Period
	Successor	Predecessor	Non-GAAP Combined	Predecessor
	November 1, through December 31,	October 1, through October 31,	Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
Total revenues	$25,588	$10,511	36,099	$31,470
Depreciation and amortization	(9,847)	(4,660)	(14,507)	(14,767)
Operating expenses	(8,248)	(3,669)	(11,917)	(10,367)
Interest and other income	155	77	232	234
Interest expense	(11,425)	(3,507)	(14,932)	(8,974)
Adjustment for unconsolidated affiliates with negative investment	4,574	—	4,574	—
Gain on sales of real estate assets	—	—	—	—
Net income (loss)	$797	$(1,248)	$(451)	$(2,404)

	Company's Share for the Period
	Successor	Predecessor	Non-GAAP Combined	Predecessor
	November 1, through December 31,	January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Total revenues	$25,588	$101,610	127,198	$112,348
Depreciation and amortization	(9,847)	(45,126)	(54,973)	(56,734)
Operating expenses	(8,248)	(33,671)	(41,919)	(38,849)
Interest and other income	155	808	963	1,356
Interest expense	(11,425)	(34,514)	(45,939)	(32,975)
Adjustment for unconsolidated affiliates with negative investment	4,574	—	4,574	—
Gain on sales of real estate assets	—	70	70	—
Net income (loss)	$797	$(10,823)	$(10,026)	$(14,854)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain on extinguishment of debt and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	For the Three Months Ended December 31,	For the Three Months Ended December 31,
	2021	2021	2021	2020
Net loss	$(152,731)	$(405,691)	$(558,422)	$(79,018)
Depreciation and amortization	49,504	16,483	65,987	52,988
Depreciation and amortization from unconsolidated affiliates	9,847	4,660	14,507	14,767
Interest expense	195,488	6,947	202,435	39,903
Interest expense from unconsolidated affiliates	11,425	3,507	14,932	8,974
Income taxes	(5,847)	907	(4,940)	(101)
Loss on impairment	—	26,439	26,439	66,394
Gain on depreciable property	(20)	(3,696)	(3,716)	—
Gain on deconsolidation	(19,126)	—	(19,126)	—
EBITDAre (1)	88,540	(350,444)	(261,904)	103,907
Gain on extinguishment of debt	—	—	—	(17,114)
Reorganization items, net of noncontrolling interests' share	1,403	400,364	401,767	—
Litigation settlement	(118)	(43)	(161)	(5,375)
Abandoned projects expense	3	354	357	552
Adjustment for unconsolidated affiliates with negative investment	(4,574)	—	(4,574)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,186	11,969	13,155	19,052
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(622)	(191)	(813)	(809)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,464)	(282)	(1,746)	(603)
Company's share of Adjusted EBITDAre	$84,354	$61,727	$146,081	$99,610
(1)

Includes $(23) for the Successor period from November 1, 2021 through December 31, 2021, $(1) for the Predecessor period from October 1, 2021 through October 31, 2021 and $1,988 for the three month Predecessor period ended December 31, 2020 related to sales of non-depreciable real estate assets, respectively.

	Successor		Predecessor		Non-GAAP Combined		Predecessor
	Period from November 1, through December 31,		Period from October 1, through October 31,		For the Three Months Ended December 31,		Three Months Ended December 31,
	2021		2021		2021		2020

Interest Expense:
Interest expense	$195,488		$6,947		$202,435		$39,903
Interest expense from unconsolidated affiliates	11,425		3,507		14,932		8,974
Debt discount accretion, net of noncontrolling interests' share	(173,773)		—		(173,773)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,464)		(282)		(1,746)		(603)
Company's share of interest expense	$31,676		$10,172		$41,848		$48,274
Ratio of Adjusted EBITDAre to Interest Expense	2.7	x	6.1	x	3.5	x	2.1	x

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
Company's share of Adjusted EBITDAre	$84,354	$61,727	$146,081	$99,610
Interest expense	(195,488)	(6,947)	(202,435)	(39,903)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,464	282	1,746	603
Reorganization items, net of noncontrolling interests' share	(1,403)	(400,364)	(401,767)	—
Reorganization items (non-cash)	—	256,433	256,433	25,294
Income taxes	5,847	(907)	4,940	101
Net amortization of deferred financing costs, premiums on available-for-sale securities, debt premiums and discounts	174,439	106	174,545	1,536
Net amortization of intangible lease assets and liabilities	3,346	86	3,432	145
Depreciation and interest expense from unconsolidated affiliates	(21,272)	(8,167)	(29,439)	(23,741)
'Adjustment for unconsolidated affiliates with negative investment	4,574	—	4,574	—
Litigation settlement	118	43	161	5,375
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	622	191	813	809
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(1,186)	(11,969)	(13,155)	(19,052)
(Gain) loss on outparcel sales	23	1	24	(1,988)
Gain on insurance proceeds	(433)	—	(433)	—
Equity in (earnings) losses of unconsolidated affiliates	(797)	1,248	451	2,404
Distributions of earnings from unconsolidated affiliates	2,247	1,876	4,123	3,963
Share-based compensation expense	282	109	391	729
Change in estimate of uncollectable revenues	1,008	(2,670)	(1,662)	(6,040)
Change in deferred tax assets	(10,853)	—	(10,853)	(1,038)
Changes in operating assets and liabilities	10,157	13,811	23,968	25,366
Cash flows provided by (used in) operating activities	$57,049	$(95,111)	$(38,062)	$74,173

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Net loss	$(152,731)	$(486,413)	$(639,144)	$(335,529)
Depreciation and amortization	49,504	158,574	208,078	215,030
Depreciation and amortization from unconsolidated affiliates	9,847	45,126	54,973	56,734
Interest expense	195,488	72,415	267,903	200,663
Interest expense from unconsolidated affiliates	11,425	34,514	45,939	32,975
Income taxes	(5,847)	2,138	(3,709)	17,163
Loss on impairment	—	146,781	146,781	213,358
(Gain) loss on depreciable property	(20)	(8,532)	(8,552)	25
Gain on deconsolidation	(19,126)	(55,131)	(74,257)	—
EBITDAre (1)	88,540	(90,528)	(1,988)	400,419
Gain on extinguishment of debt	—	—	—	(32,521)
Reorganization items, net of noncontrolling interests' share	1,403	452,378	453,781	—
Litigation settlement	(118)	(932)	(1,050)	(7,855)
Abandoned projects expense	3	745	748	952
Adjustment for unconsolidated affiliates with negative investment	(4,574)	—	(4,574)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,186	13,313	14,499	20,683
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(622)	(1,901)	(2,523)	(3,638)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,464)	(2,790)	(4,254)	(2,329)
Company's share of Adjusted EBITDAre	$84,354	$370,285	$454,639	$375,711
(1)

Includes $(23) for the Successor period from November 1, 2021 through December 31, 2021, $3,655 for the Predecessor period from January 1, 2021 through October 31, 2021 and $4,721 for the Predecessor year ended December 31, 2020 related to sales of non-depreciable real estate assets, respectively.

	Successor		Predecessor		Non-GAAP Combined		Predecessor
	Period from November 1, through December 31,		Period from January 1, through October 31,		Year Ended December 31,		Year Ended December 31,
	2021		2021		2021		2020

Interest Expense:
Interest expense	$195,488		$72,415		$267,903		$200,663
Interest expense from unconsolidated affiliates	11,425		34,514		45,939		32,975
Debt discount accretion, net of noncontrolling interests' share	(173,773)		—		(173,773)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,464)		(2,790)		(4,254)		(2,329)
Company's share of interest expense	$31,676		$104,139		$135,815		$231,309
Ratio of Adjusted EBITDAre to Interest Expense	2.7	x	3.6	x	3.3	x	1.6	x

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Company's share of Adjusted EBITDAre	$84,354	$370,285	$454,639	$375,711
Interest expense	(195,488)	(72,415)	(267,903)	(200,663)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,464	2,790	4,254	2,329
Reorganization items, net of noncontrolling interests' share	(1,403)	(452,378)	(453,781)	—
Reorganization items (non-cash)	—	256,433	256,433	25,294
Income taxes	5,847	(2,138)	3,709	(17,163)
Net amortization of deferred financing costs, premiums on available-for-sale securities, debt premiums and discounts	174,439	1,877	176,316	8,764
Net amortization of intangible lease assets and liabilities	3,346	659	4,005	(574)
Depreciation and interest expense from unconsolidated affiliates	(21,272)	(79,640)	(100,912)	(89,709)
'Adjustment for unconsolidated affiliates with negative investment	4,574	—	4,574	—
Litigation settlement	118	932	1,050	7,855
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	622	1,901	2,523	3,638
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(1,186)	(13,313)	(14,499)	(20,683)
(Gain) loss on outparcel sales	23	(3,655)	(3,632)	(4,721)
Gain on insurance proceeds	(433)	—	(433)	(1,644)
Equity in (earnings) losses of unconsolidated affiliates	(797)	10,823	10,026	14,854
Distributions of earnings from unconsolidated affiliates	2,247	16,358	18,605	10,093
Share-based compensation expense	282	1,186	1,468	5,819
Change in estimate of uncollectable revenues	1,008	5,692	6,700	49,329
Change in deferred tax assets	(10,853)	—	(10,853)	14,558
Changes in operating assets and liabilities	10,157	61,662	71,819	(49,722)
Cash flows provided by operating activities	$57,049	$107,059	$164,108	$133,365

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from October 1, through October 31,	Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
Minimum rents	$73,589	$34,799	$108,388	$107,888
Percentage rents	9,526	2,277	11,803	1,967
Other rents	2,199	645	2,844	459
Tenant reimbursements	19,067	9,533	28,600	32,051
Estimate of uncollectable amounts	(1,129)	(1,362)	(2,491)	6,223
Total rental revenues	$103,252	$45,892	$149,144	$148,588

Components of Consolidated Rental Revenues - continued

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Minimum rents	$73,589	$337,751	$411,340	$446,980
Percentage rents	9,526	12,376	21,902	5,065
Other rents	2,199	4,675	6,874	1,741
Tenant reimbursements	19,067	102,197	121,264	148,518
Estimate of uncollectable amounts	(1,129)	(6,077)	(7,206)	(48,240)
Total rental revenues	$103,252	$450,922	$554,174	$554,064

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19		5.41%	$61,647		$61,647	$—
Parkdale Mall & Crossing (2)(3)	Beaumont, TX		Mar-21		5.85%	69,460		69,460	—
Hamilton Crossing & Expansion (3)	Chattanooga, TN		Apr-21		5.99%	7,868		7,868	—
Fayette Mall (4)	Lexington, KY		May-21		5.42%	135,134		135,134	—
Alamance Crossing (2)(3)	Burlington, NC		Jul-21		5.83%	42,522		42,522	—
Cross Creek Mall (5)	Fayetteville, NC		Jan-22		4.54%	102,264		102,264	—
Northwoods Mall (2)(3)	North Charleston, SC		Apr-22		5.08%	60,709		60,709	—
Arbor Place (2)(3)	Atlanta (Douglasville), GA		May-22		5.10%	101,771		101,771	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	15,320		15,320	—
Southpark Mall (2)(3)	Colonial Heights, VA		Jun-22		4.85%	55,567		55,567	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	30,322		30,322	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-23	Jun-24	3.35%	39,450		—	39,450
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	3.00%	27,461		—	27,461
Volusia Mall	Daytona Beach, FL		May-24		4.56%	43,641		43,641	—
The Outlet Shoppes at Gettysburg (2)(3)	Gettysburg, PA		Oct-25		4.80%	35,804		35,804	—
Jefferson Mall (2)(3)	Louisville, KY		Jun-26		4.75%	58,654		58,654	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	96,244		96,244	—
Total Loans On Operating Properties						983,838		916,927	66,911
Weighted-average interest rate						4.92%		5.04%	3.21%

Corporate Debt:
Secured term loan (6)			Nov-25	Nov-26/Nov-27	3.75%	880,091		—	880,091
7.0% Exchangeable senior secured notes (7)			Nov-28		7.00%	150,000		150,000	—
10% Senior secured notes (8)			Nov-29		10.00%	395,000		395,000	—
	SUBTOTAL					1,425,091		545,000	880,091

Total Consolidated Debt						$2,408,929	(9)	$1,461,927	$947,002
Weighted-average interest rate						5.45%		6.58%	3.71%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
York Town Center (10)	York, PA		Feb-22		4.90%	$14,350		$14,350	$—
York Town Center - Pier 1 (10)	York, PA		Feb-22		2.85%	553		—	553
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-22	Apr-23	4.00%	8,097		—	8,097
The Shoppes at Eagle Point	Cookeville, TN		Oct-22		2.84%	16,942		—	16,942
West County Center	Des Peres, MO		Dec-22		3.40%	83,168		83,168	—
Friendly Center	Greensboro, NC		Apr-23		3.48%	44,073		44,073	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center (11)	Lafayette, LA		Jun-23		3.22%	26,852		26,852	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	34,188		34,188	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.00%	4,471		—	4,471
Coastal Grand (12)	Myrtle Beach, SC		Aug-24		4.09%	51,377		51,377	—
Coastal Grand Outparcel (12)	Myrtle Beach, SC		Aug-24		4.09%	2,479		2,479	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,474		3,474	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.55%	8,400		—	8,400
The Outlet Shoppes of the Bluegrass (12)	Simpsonville, KY		Dec-24		4.05%	33,384		33,384	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	2.60%	19,508		—	19,508
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	2.60%	6,946		—	6,946
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	2.60%	25,774		—	25,774
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	8,250		8,250	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	40,554		40,554	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	73,006		73,006	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	35,681		35,681	—
	SUBTOTAL					703,013	(9)	612,322	90,691

Plus Other Debt:
EastGate Mall (13)	Cincinnati, OH		Apr-21		5.83%	29,951		29,951	—
Asheville Mall (14)	Asheville, NC		Sep-21		5.80%	62,121		62,121	—
	SUBTOTAL					92,072		92,072	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion (3)	Chattanooga, TN	8%	Apr-21		5.99%	(629)		(629)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,226)		(1,226)	—
The Outlet Shoppes at Gettysburg (2)(3)	Gettysburg, PA	50%	Oct-25		4.80%	(17,902)		(17,902)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,624)		(9,624)	—
						(29,381)	(9)	(29,381)	—

Company's Share Of Consolidated, Unconsolidated and Other Debt						$3,174,633	(9)	$2,136,940	$1,037,693
Weighted-average interest rate						5.12%		5.84%	3.63%

Total Debt of Unconsolidated Affiliates:
York Town Center (10)	York, PA		Feb-22		4.90%	$28,701		$28,701	$—
York Town Center - Pier 1 (10)	York, PA		Feb-22		2.85%	1,106		—	1,106
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-22	Apr-23	4.00%	8,097		—	8,097
The Shoppes at Eagle Point	Cookeville, TN		Oct-22		2.84%	33,884		—	33,884
West County Center	Des Peres, MO		Dec-22		3.40%	166,335		166,335	—
Friendly Center	Greensboro, NC		Apr-23		3.48%	88,147		88,147	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center (11)	Lafayette, LA		Jun-23		3.22%	41,310		41,310	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	68,375		68,375	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.00%	4,471		—	4,471
Coastal Grand (12)	Myrtle Beach, SC		Aug-24		4.09%	102,754		102,754	—
Coastal Grand Outparcel (12)	Myrtle Beach, SC		Aug-24		4.09%	4,958		4,958	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
							Fixed	Variable
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,949	6,949	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.55%	16,800	—	16,800
The Outlet Shoppes of the Bluegrass (12)	Simpsonville, KY		Dec-24		4.05%	66,765	66,765	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	2.60%	39,017	—	39,017
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	2.60%	13,893	—	13,893
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	2.60%	51,548	—	51,548
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	8,250	8,250	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971	262,971	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	62,391	62,391	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	146,013	146,013	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	71,362	71,362	—
						$1,354,097	$1,185,281	$168,816
Weighted-average interest rate						3.88%	4.05%	2.73%
(1)	The loan is in default. As of March 10, 2022, the property was placed into receivership. The Company anticipates returning the property to the lender.
(2)

On November 1, 2021, the Company emerged from bankruptcy. The loan remains in default due to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020, which constituted an event of default with respect to the loan.

(3)	The Company is in discussions with the lender regarding an extension.
(4)

Subsequent to December 31, 2021, the loan was modified to reduce the fixed interest rate to 4.25% and extend the maturity date through May 2023, with three one-year extension options, subject to certain requirements.

(5)	Subsequent to December 31, 2021, the loan secured by Cross Creek Mall was extended to May 2022. The Company remains in discussions with the lender regarding an extension.
(6)

On November 1, 2021, CBL & Associates HoldCo I, LLC, a wholly owned subsidiary of the Operating Partnership, entered into an amended and restated credit agreement providing for an $883,700 senior secured term loan that matures November 1, 2025. Upon satisfaction of certain conditions, the maturity date will automatically extend to November 1, 2026 and upon further satisfaction of certain conditions the maturity date will automatically extend to November 1, 2027.

(7)

On November 1, 2021, CBL & Associates HoldCo II, LLC, a wholly owned subsidiary of the Operating Partnership, entered into a secured exchangeable notes indenture relating to the issuance of 7.0% exchangeable senior secured notes due 2028 in an aggregate principal amount of $150,000. The exchangeable notes mature on November 15, 2028 and bear interest at a rate of 7% per annum payable semi-annually on November 15 and May 15, beginning May 15, 2022. On December 1, 2021, HoldCo II (the “Issuer”) exercised the Issuer’s optional exchange right (the “Issuer-Elected Exchange”) with respect to all the $150,000 aggregate principal amount of the Issuer’s Exchangeable Notes. Per the terms of the indenture governing the exchangeable notes, the Issuer elected to settle the Issuer-Elected Exchange in shares of common stock, par value $0.001, of the Company (“Common Stock”), plus cash in lieu of fractional shares. As a result, on February 1, 2022, the Company issued 10,982,795 shares of Common Stock to holders of the Exchangeable Notes in satisfaction of principal, accrued interest and the makewhole payment, and all the Exchangeable Notes were cancelled in accordance with the terms of the indenture.

(8)

On November 1, 2021, CBL & Associates HoldCo II, LLC, a wholly owned subsidiary of the Operating Partnership, entered into a secured notes indenture relating to the issuance of 10% senior secured notes due 2029. As of December 31, 2021, the aggregate principal amount outstanding was $395,000. The Secured Notes mature November 15, 2029 and bear interest at a rate of 10% per annum payable semi-annually on November 15 and May 15, beginning May 15, 2022. The Secured Notes had a fair value of $395,395 as of December 31, 2021.

(9)	See page 16 for debt discounts and unamortized deferred financing costs.
(10)

Subsequent to December 31, 2021, we entered into a $30.0 million mortgage note payable, secured by York Town Center, that provides for a three year term and a fixed interest rate of 4.75%. The new loan amount is $30,000 and provides for interest only debt service for the first eighteen months.

(11)

The joint venture has an interest rate swap on a notional amount of $41,310, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(12)

The Company is in discussions with the lender regarding a forbearance of the default triggered by the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020, which constituted an event of default with respect to the loan.

(13)

During the successor period November 1, 2021 through December 31, 2021, the Company deconsolidated the property due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

(14)

During the predecessor period January 1, 2021 through October 31, 2021, the Company deconsolidated the property due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$61,647	$—	$—	$—	$61,647	1.94%	5.41%
2021	254,984	—	92,072	(629)	346,427	10.91%	5.67%
2022	365,953	115,013	—	(1,226)	479,740	15.11%	4.56%
2023	—	147,681	—	—	147,681	4.65%	3.75%
2024	110,552	99,114	—	—	209,666	6.60%	3.85%
2025	35,804	139,736	—	(17,902)	157,638	4.98%	4.01%
2026	154,898	92,782	—	(9,624)	238,056	7.50%	3.96%
2027	880,091	—	—	—	880,091	27.72%	3.75%
2028	150,000	108,687	—	—	258,687	8.15%	6.13%
2029	395,000	—	—	—	395,000	12.44%	10.00%
Face Amount of Debt	$2,408,929	$703,013	$92,072	$(29,381)	$3,174,633	100.00%	5.12%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$61,647	$—	$—	$—	$61,647	1.94%	5.41%
2021	254,984	—	92,072	(629)	346,427	10.91%	5.67%
2022	365,953	123,110	—	(1,226)	487,837	15.38%	4.55%
2023	66,911	139,584	—	—	206,495	6.50%	3.56%
2024	43,641	99,114	—	—	142,755	4.50%	4.15%
2025	915,895	191,964	—	(17,902)	1,089,957	34.33%	3.73%
2026	154,898	40,554	—	(9,624)	185,828	5.85%	4.34%
2028	150,000	108,687	—	—	258,687	8.15%	6.13%
2029	395,000	—	—	—	395,000	12.44%	10.00%
Face Amount of Debt	$2,408,929	$703,013	$92,072	$(29,381)	$3,174,633	100.00%	5.12%
(1)

During the successor period November 1, 2021 through December 31, 2021, the Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. During the predecessor period January 1, 2021 through October 31, 2021, the Company deconsolidated Asheville Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

(2)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by grouped into categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores. CBL previously included Lifestyle Centers in the Mall category.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price store as well as a selection of brand name discount or off-price stores. CBL previously included Outlet Centers in the Mall category.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services, convenience offerings or other. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers. CBL previously reported its Open-Air Centers as Associated Centers and Community Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers that serve as collateral for the Secured Notes. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease. Outparcels were formerly reported as part of the Mall, Lifestyle Center, Outlet Center or Open-Air Center it is located at.

Other: Other includes other non-retail property types such as office, hotels, self-storage or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of December 31, 2021, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to December 31, 2021, were assumed to have been acquired or disposed for all periods presented.

Modified Revenue, Net Operating Income (NOI) and other financial information included in the presentation, is reflected based on CBL’s share of ownership.

Modified Revenue and NOI are supplemental non-GAAP measures of the operating performance of our shopping centers and other properties. We define Modified Revenue as property operating revenues (rental revenues and other income). We define NOI as Modified Revenue less property operating expenses (property operating, real estate taxes and maintenance and repairs). Modified Revenue and NOI exclude straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, Modified Revenue and NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

Modified Revenue Reconciliation

(Dollars in thousands)

	Year Ended December 31, (1)
	2021	2020	2019
Revenue	$576,875	$575,861	$768,696
Adjustments:
Our share of revenue from unconsolidated affiliates	127,198	112,348	113,500
Noncontrolling interests' share of revenue	(8,273)	(7,822)	(23,450)
Lease termination fees	8,440	6,076	3,794
Straight-line rent and above- and below-market lease amortization	(3,756)	115	6,781
Management fees and non-property level revenues	(19,638)	(21,125)	(31,385)
Operating Partnership's share of modified revenue	680,846	665,453	837,936
Non-comparable modified revenue	(44,073)	(67,691)	(106,992)
Total same-center modified revenue (1)	$636,773	$597,762	$730,944
(1)

As previously discussed, the combined results for the year ended December 31, 2021, which we refer to herein as the results for the "year ended December 31, 2021" represent the sum of the reported amounts for the Predecessor period from January 1, 2021 through October 31, 2021 and the Successor period from November 1, 2021 through December 31, 2021. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. All periods prior to 2021 relate to the Predecessor.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property	Location	Sales Per Square Foot for the Year Ended (1)(2)(3)		In-Line Occupancy (2)
		12/31/21	12/31/19	12/31/21 (4)	12/31/20 (4)	12/31/19 (4)
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$408	$359	89.0%	87.0%	91.8%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$430	$351	90.0%	87.6%	86.7%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	95.9%	93.3%	94.2%

Other:		N/A	N/A	100.0%	100.0%	100.0%

Total Term Loan Assets (HoldCo I)		$412	$358	89.8%	87.7%	91.3%

SECURED NOTES ASSETS (HOLDCO II)
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$380	$320	80.3%	81.0%	87.0%

Lifestyle Centers:
Alamance Crossing West (5)		N/A	N/A	73.7%	73.7%	85.5%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
CoolSprings Crossing	Nashville, TN

Property	Location	Sales Per Square Foot for the Year Ended (1)(2)(3)		In-Line Occupancy (2)
		12/31/21	12/31/19	12/31/21 (4)	12/31/20 (4)	12/31/19 (4)
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	95.0%	93.1%	95.9%

Outparcels and Other (6):		N/A	N/A	96.9%	99.5%	99.5%

Total Secured Notes Assets (HoldCo II)		$380	$320	85.6%	85.5%	90.3%

JOINT VENTURE ASSETS
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$536	$470	89.8%	87.3%	89.7%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$526	$443	93.6%	91.3%	95.5%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$544	$514	89.6%	88.1%	95.3%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Promenade	D'Iberville, MS
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	94.3%	93.2%	95.9%

Total Joint Venture Assets		$534	$468	92.2%	90.4%	93.7%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL

Property	Location	Sales Per Square Foot for the Year Ended (1)(2)(3)		In-Line Occupancy (2)
		12/31/21	12/31/19	12/31/21 (4)	12/31/20 (4)	12/31/19 (4)
WestGate Mall	Spartanburg, SC
Total Malls		$488	$433	91.7%	87.6%	92.5%

Lifestyle Centers:
Alamance Crossing East (5)	Burlington, NC	$323	$269	66.4%	66.2%	77.2%

Open-Air Centers:
Hamilton Crossing	Chattanooga, TN	N/A	N/A	97.5%	100.0%	100.0%

Other:		N/A	N/A	85.2%	99.0%	99.0%

Total Consolidated Encumbered Assets		$479	$423	89.7%	87.2%	92.1%

Total Same-Center Portfolio		$454	$393	89.3%	87.8%	91.9%

EXCLUDED PROPERTIES
Asheville Mall	Asheville, NC
EastGate Mall	Cincinnati, OH
Greenbrier Mall	Chesapeake, VA
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Parkdale Crossing	Beaumont, TX
Parkdale Mall	Beaumont, TX
Total Excluded Properties		N/A	N/A	N/A	N/A	N/A
(1)	Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers.
(2)

Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.

(3)

Due to the temporary mall and store closures that occurred in 2020, the majority of CBL’s tenants did not report sales for the full reporting period. As a result, we are only presenting the years ended December 31, 2021 and 2019.

(4)

As previously discussed, the combined results for the year ended December 31, 2021, which we refer to herein as the results for the "year ended December 31, 2021" represent the sum of the reported amounts for the Predecessor period from January 1, 2021 through October 31, 2021 and the Successor period from November 1, 2021 through December 31, 2021. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. All periods prior to 2021 relate to the Predecessor.

(5)	Sales for Alamance Crossing are reported on a whole property basis including Alamance Crossing East and Alamance Crossing West.
(6)	Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2021 CBL Share (1)
(Dollars in thousands)
	Modified Revenue	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Leveraged Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$168,474	$115,347	$(5,627)	$(4,107)	$105,613	$-	$-	$-	$105,613
Lifestyle Centers	31,587	21,707	(1,725)	(5,367)	14,615	-	-	-	14,615
Open-Air Centers	4,290	3,473	(73)	-	3,400	-	-	-	3,400
Term Loan Debt Service	-	-	-	-	-	(5,650)	-	(3,608)	(9,259)
Total Term Loan Assets (HoldCo I)	204,351	140,527	(7,425)	(9,474)	123,628	(5,650)	-	(3,608)	114,369
							-
SECURED NOTES ASSETS (HOLDCO II)							-
Malls	115,288	65,808	(7,032)	-	58,775	(100)	-	-	58,675
Lifestyle Centers	2,269	2,099	-	-	2,099	-	-	-	2,099
Open-Air Centers	26,409	19,509	(750)	-	18,759	-	-	-	18,759
Outparcels	20,875	18,185	-	(2,803)	15,382	-	-	-	15,382
Other	1,820	955	-	-	955	-	-	-	955
Secured Notes Debt Service	-	-	-	-	-	(8,728)	-	-	(8,728)
Total Secured Notes Assets (HoldCo II)	166,662	106,556	(7,783)	(2,803)	95,970	(8,828)	-	-	87,142
							-
JOINT VENTURE ASSETS							-
Malls	59,652	39,956	(1,124)	-	38,832	(14,694)	483	(5,482)	19,139
Outlet Centers	20,769	13,099	(432)	-	12,667	(7,399)	2,072	(3,224)	4,116
Lifestyle Centers	14,240	11,585	(972)	-	10,613	(2,372)	(222)	(1,132)	6,887
Open-Air Centers	30,040	23,945	(443)	-	23,502	(8,241)	2,116	(6,108)	11,268
Other	-	-	-	-	-	-	-	-	-
Total Joint Venture Assets	124,700	88,584	(2,971)	-	85,614	(32,706)	4,448	(15,946)	41,410
							-
CONSOLIDATED ENCUMBERED ASSETS							-
Malls	128,467	89,782	(2,251)	-	87,530	(113,965)	78,622	(24,797)	27,390
Lifestyle Centers	6,243	4,616	(12)	-	4,604	(29,747)	27,188	(1,042)	1,004
Open-Air Centers	1,909	1,355	-	-	1,355	(408)	(37)	(310)	600
Other	4,442	2,691	(80)	-	2,611	(793)	55	(792)	1,081
Total Consolidated Encumbered Assets	141,060	98,443	(2,343)	-	96,100	(144,913)	105,828	(26,941)	30,074
							-
Total Same-center	636,773	434,111	(20,522)	(12,277)	401,312	(192,097)	110,277	(46,496)	272,995
General and administrative	-	-	-	-	(52,335)	-	-	-	(52,335)
Management fees and other income	-	-	-	-	13,113	-	-	-	13,113
Excluded properties	45,849	21,389	(1,122)	-	20,268	(102,211)	91,757	(7,810)	2,004
Total Portfolio	$682,622	$455,500	$(21,644)	$(12,277)	$382,357	$(294,308)	$202,034	$(54,306)	$235,776
(1)

As previously discussed, the combined results for the year ended December 31, 2021, which we refer to herein as the results for the "year ended December 31, 2021" represent the sum of the reported amounts for the Predecessor period from January 1, 2021 through October 31, 2021 and the Successor period from November 1, 2021 through December 31, 2021. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations.

(2)	Non-cash interest expense consists of default interest and the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2020 CBL Share (1)
(Dollars in thousands)
	Modified Revenue	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Leveraged Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$160,488	$109,647	$(5,289)	$(2,455)	$101,902	$(373)	$-	$(154)	$101,375
Lifestyle Centers	25,718	16,503	(1,155)	(7,699)	7,648	-	-	-	7,648
Open-Air Centers	4,059	3,265	(54)	-	3,210	-	-	-	3,210
Term Loan and Credit Facility Debt Service	-	-	-	-	-	(54,494)	26,021	(26,250)	(54,723)
Total Term Loan Assets (HoldCo I)	190,265	129,414	(6,499)	(10,154)	112,761	(54,867)	26,021	(26,404)	57,511

SECURED NOTES ASSETS (HOLDCO II)
Malls	113,865	65,212	(1,181)	(188)	63,843	(330)	-	(103)	63,410
Lifestyle Centers	2,131	1,977	-	-	1,977	-	-	-	1,977
Open-Air Centers	26,355	20,273	(138)	-	20,135	-	-	-	20,135
Outparcels	16,077	15,752	(2,287)	(5,145)	8,320	-	-	-	8,320
Other	1,890	1,108	(205)	-	903	-	-	-	903
Secured Notes Debt Service	-	-	-	-	-	(63,411)	31,264	-	(32,147)
Total Secured Notes Assets (HoldCo II)	160,319	104,322	(3,811)	(5,333)	95,178	(63,742)	31,264	(103)	62,597

JOINT VENTURE ASSETS
Malls	54,258	36,066	(1,574)	(5,040)	29,452	(15,712)	1,344	(5,076)	10,008
Outlet Centers	18,082	11,070	(639)	-	10,432	(6,157)	714	(2,685)	2,304
Lifestyle Centers	12,533	9,956	(563)	-	9,393	(2,855)	222	(1,094)	5,666
Open-Air Centers	28,481	23,078	(709)	(546)	21,823	(6,562)	596	(4,208)	11,649
Other	-	-	-	-	-	-	-	-	-
Total Joint Venture Assets	113,353	80,171	(3,485)	(5,586)	71,100	(31,287)	2,877	(13,063)	29,627

CONSOLIDATED ENCUMBERED ASSETS
Malls	121,125	85,602	(2,376)	-	83,226	(40,983)	4,305	(21,478)	25,070
Lifestyle Centers	6,310	4,647	(305)	-	4,342	(2,855)	218	(975)	730
Open-Air Centers	1,842	1,359	-	-	1,359	(510)	37	(292)	594
Other	4,548	2,939	(104)	-	2,834	(779)	-	(754)	1,301
Total Consolidated Encumbered Assets	133,825	94,547	(2,785)	-	91,762	(45,128)	4,560	(23,499)	27,695

Total Same-center	597,762	408,454	(16,581)	(21,073)	370,801	(195,023)	64,722	(63,069)	177,431
General and administrative	-	-	-	-	(53,426)	-	-	-	(53,426)
Management fees and other income	-	-	-	-	16,600	-	-	-	16,600
Excluded properties	45,007	28,025	(1,498)	-	26,527	(20,274)	4,710	(9,139)	1,823
Total Portfolio	$642,769	$436,479	$(18,079)	$(21,073)	$360,502	$(215,297)	$69,431	$(72,208)	$142,428
(1)	Represents the Predecessor period.
(2)	Non-cash interest expense consists of unpaid accrued interest on the credit facility and the secured notes, default interest and the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2019 CBL Share (1)
(Dollars in thousands)
	Modified Revenue	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Leveraged Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$202,504	$144,497	$(14,967)	$(10,929)	$118,601	$(3,458)	$-	$(1,858)	$113,285
Lifestyle Centers	29,311	19,788	(5,385)	(1,223)	13,180	-	-	-	13,180
Open-Air Centers	4,198	3,414	-	-	3,414	-	-	-	3,414
Term Loan Debt Service	-	-	-	-	-	(42,061)	-	(35,000)	(77,061)
Total Term Loan Assets (HoldCo I)	236,013	167,699	(20,352)	(12,152)	135,195	(45,519)	-	(36,858)	52,818

SECURED NOTES ASSETS (HOLDCO II)
Malls	146,867	92,560	(12,568)	(9,142)	70,850	(2,330)	-	(1,197)	67,323
Lifestyle Centers	2,126	1,921	(100)	-	1,821	-	-	-	1,821
Open-Air Centers	29,490	23,255	(801)	-	22,454	(831)	-	(370)	21,253
Outparcels	17,787	15,093	(603)	(27,416)	(12,926)	-	-	-	(12,926)
Other	1,661	793	(179)	-	614	-	-	-	614
Secured Notes Debt Service	-	-	-	-	-	(75,928)	-	-	(75,928)
Total Secured Notes Assets (HoldCo II)	197,931	133,622	(14,251)	(36,558)	82,813	(79,089)	-	(1,567)	2,157

JOINT VENTURE ASSETS
Malls	67,165	47,065	(4,637)	(1,066)	41,362	(14,384)	-	(7,019)	19,959
Outlet Centers	21,917	14,274	(571)	-	13,703	(6,770)	-	(3,238)	3,695
Lifestyle Centers	14,883	12,137	(1,423)	(436)	10,278	(2,670)	-	(1,056)	6,552
Open-Air Centers	30,557	24,728	(1,075)	(1,454)	22,199	(7,390)	-	(4,841)	9,968
Other	-	-	-	-	-	-	-	-	-
Total Joint Venture Assets	134,522	98,204	(7,706)	(2,956)	87,542	(31,214)	-	(16,154)	40,174

CONSOLIDATED ENCUMBERED ASSETS
Malls	148,492	109,366	(17,155)	(11,112)	81,099	(36,880)	-	(21,301)	22,918
Lifestyle Centers	7,325	5,521	(598)	-	4,923	(2,686)	-	(926)	1,311
Open-Air Centers	1,951	1,448	-	-	1,448	(490)	-	(275)	683
Other	4,710	2,856	(256)	-	2,600	(818)	-	(717)	1,065
Total Consolidated Encumbered Assets	162,478	119,191	(18,009)	(11,112)	90,070	(40,874)	-	(23,219)	25,977

Total Same-center	730,944	518,716	(60,318)	(62,778)	395,620	(196,696)	-	(77,798)	121,126
General and administrative	-	-	-	-	(64,181)	-	-	-	(64,181)
Management fees and other income	-	-	-	-	11,873	-	-	-	11,873
Excluded properties	56,446	37,260	(4,489)	-	32,771	(17,430)	1,077	(11,890)	4,528
Total Portfolio	$787,390	$555,976	$(64,807)	$(62,778)	$376,083	$(214,126)	$1,077	$(89,688)	$73,346
(1)	Represents the Predecessor period.
(2)	Non-cash interest expense consists of default interest and the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
December 31, 2021
ASSETS
Real estate assets:
Land	$174,292
Buildings and improvements	385,577
559,869
Accumulated depreciation	(7,188)
552,681
Developments in progress	3,884
Net investment in real estate assets	556,565
Cash	17,887
Restricted cash	339
Receivables:
Tenant	14,180
Other	354
In-place leases, net	133,806
Above market leases, net	77,466
Other assets	1,893
$802,490
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$878,949
Below market leases, net	51,333
Accounts payable and accrued liabilities	41,042
Total liabilities	971,324
Owner's deficit	(168,834)
$802,490

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
Period from November 1, through December 31,
2021
REVENUES:
Rental revenues	$38,630
Other	1,304
Total revenues	39,934
EXPENSES:
Property operating	(5,294)
Depreciation and amortization	(18,285)
Real estate taxes	(3,325)
Maintenance and repairs	(2,897)
Management fees	(1,500)
Total expenses	(31,301)
OTHER INCOME (EXPENSES):
Other income	343
Interest expense	(5,650)
Total other income (expenses)	(5,307)
NET INCOME	$3,326

Modified Cash NOI (1)	$28,939
Interest Coverage Ratio for the period from November 1, 2021 through December 31, 2021 (2)	5.2x
Interest Coverage Ratio - pro forma for the year ended December 31, 2021 (2)	4.3x
(1)

Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI presented on page 6 that is used for NOI and same-center NOI metrics.

(2)

The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. Interest Coverage Ratio for the period from November 1, 2021 through December 31, 2021 represents actual Modified Cash NOI for the period divided by actual Facility Interest Expense for the period. The pro forma Interest Coverage Ratio for the year ended December 31, 2021 represents actual trailing four-quarter Modified Cash NOI divided by actual Facility Interest Expense for the period from November 1, 2021 through December 31, 2021 that has been annualized.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter-to-Date:
All Property Types (2)	485,294	$35.39	$34.48	(2.6)%	$35.09	(0.8)%
Malls, Lifestyle Centers & Outlet Centers	456,623	36.13	35.13	(2.8)%	35.75	(1.1)%
New leases	39,025	52.32	50.25	(4.0)%	53.53	2.3%
Renewal leases	417,598	34.62	33.72	(2.6)%	34.09	(1.5)%

Year-to-Date:
All Property Types (2)	1,845,617	$36.81	$32.16	(12.6)%	$32.68	(11.2)%
Malls, Lifestyle Centers & Outlet Centers	1,647,393	38.74	33.32	(14.0)%	33.82	(12.7)%
New leases	216,682	41.75	33.80	(19.0)%	36.11	(13.5)%
Renewal leases	1,430,711	38.28	33.25	(13.1)%	33.47	(12.6)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of December 31,
Quarter-to-Date:			2021	2020
Operating portfolio:		Same-center Malls, Lifestyle & Outlet Centers	$29.63	$29.56
New leases	248,331	Total Malls	30.16	30.22
Renewal leases	767,549	Total Lifestyle Centers	27.60	26.11
Development Portfolio:		Total Outlet Centers	27.34	26.42
New leases	5,275	Total Malls, Lifestyle & Outlet Centers	29.63	29.41
Total leased	1,021,155	Open-Air Centers	15.05	14.72
		Other	19.21	19.28
Year-to-Date:
Operating Portfolio:
New leases	721,436
Renewal leases	2,435,014
Development Portfolio:
New leases	65,334
Total leased	3,221,784
(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2021, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Year Ended December 31, 2021 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2021:
New	95	221,836	6.15	$32.61	$35.00	$38.18	$(5.57)	(14.6)%	$(3.18)	(8.3)%
Renewal	407	1,278,323	2.19	27.70	28.11	33.71	(6.01)	(17.8)%	(5.60)	(16.6)%
Commencement 2021 Total	502	1,500,159	2.94	28.43	29.13	34.37	(5.94)	(17.3)%	(5.24)	(15.2)%

Commencement 2022:
New	28	74,409	7.77	37.91	40.40	36.93	0.98	2.7%	3.47	9.4%
Renewal	190	546,727	2.58	35.60	35.85	36.52	(0.92)	(2.5)%	(0.67)	(1.8)%
Commencement 2022 Total	218	621,136	3.25	35.88	36.39	36.57	(0.69)	(1.9)%	(0.18)	(0.5)%

Total 2021/2022	720	2,121,295	3.03	$30.61	$31.25	$35.01	$(4.40)	(12.6)%	$(3.76)	(10.7)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	125	179,103	3.27%
2	Victoria's Secret & Co. (3)	52	421,133	3.16%
3	Foot Locker, Inc.	91	431,749	3.14%
4	American Eagle Outfitters, Inc.	64	387,722	2.57%
5	Dick's Sporting Goods, Inc. (4)	25	1,463,010	2.26%
6	Bath & Body Works, Inc. (3)	60	243,046	2.17%
7	Genesco Inc. (5)	85	166,644	1.73%
8	Finish Line, Inc.	37	193,763	1.53%
9	Luxottica Group S.P.A. (6)	89	201,724	1.42%
10	H & M Hennes & Mauritz AB	40	846,954	1.34%
11	The Buckle, Inc.	39	201,249	1.29%
12	The Gap, Inc.	48	563,595	1.25%
13	Cinemark Holdings, Inc.	9	467,190	1.20%
14	Shoe Show, Inc.	32	418,172	1.11%
15	Express Fashions	31	254,120	1.10%
16	Barnes & Noble, Inc.	16	485,305	0.92%
17	Hot Topic, Inc.	94	221,164	0.91%
18	Abercrombie & Fitch, Co.	29	199,879	0.90%
19	Claire's Stores, Inc.	73	91,363	0.90%
20	Spencer Spirit Holdings, Inc.	47	106,363	0.75%
21	The TJX Companies, Inc. (7)	18	520,475	0.74%
22	Ulta Beauty, Inc.	23	237,961	0.72%
23	Chick-fil-A, Inc.	31	53,552	0.70%
24	Regal Entertainment Group	8	394,133	0.69%
25	Focus Brands LLC (8)	66	46,723	0.69%
		1,232	8,796,092	36.46%
(1)

Includes the Successor Company's and Predecessor Company’s proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.

(2)

Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(3)	Formerly part of L Brands, LLC. Separated into individual legal entities effective August 2021.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)	Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(8)	Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1 through December 31,	Period from October 1 through October 31,	Three Months Ended December 31,	Three Months Ended December 31,
	2021	2021	2021	2020
Tenant allowances (1)	$1,013	$1,396	$2,409	$1,354
Deferred maintenance: (2)
Parking lot and parking lot lighting	198	179	377	57
Roof replacements	1,066	565	1,631	139
Other capital expenditures	1,955	510	2,465	325
Total deferred maintenance expenditures	3,219	1,254	4,473	521
Total capital expenditures	$4,232	$2,650	$6,882	$1,875
(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)	The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from November 1 through December 31,	Period from January 1 through October 31,	Year Ended December 31,	Year Ended December 31,
	2021	2021	2021	2020
Tenant allowances (1)	$1,013	$10,639	$11,652	$11,971
Renovations (2)	—	—	—	—
Deferred maintenance: (2)
Parking lot and parking lot lighting	198	1,038	1,236	327
Roof replacements	1,066	1,103	2,169	2,373
Other capital expenditures	1,955	4,636	6,591	5,279
Total deferred maintenance expenditures	3,219	6,777	9,996	7,979
Total capital expenditures	$4,232	$17,416	$21,648	$19,950
(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)	The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Opened During the Year Ended December 31, 2021

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2021 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Hamilton Place - Aloft Hotel (3)(4)	Chattanooga, TN	50%	89,674	$12,000	$11,972	$3,146	Jun-21	9.2%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,186	12,789	5,367	Jun-21	11.8%
			138,090	$26,186	$24,761	$8,513
(1)	Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor and the successor company.
(2)	Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor and the successor company.
(3)	Yield is based on expected yield upon stabilization.
(4)	Total cost includes a construction loan of $8,400 (at the Company’s share), a non-cash allocated value for the Company’s land contribution of $2,200 and cash contributions of $1,400.

Redevelopments Completed During the Year Ended December 31, 2021

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2021 Cost	Opening Date	Initial Unleveraged Yield
Redevelopments:
Cross Creek Sears Redevelopment - Longhorn's, Rooms To Go (3)	Fayetteville, NC	100%	13,494	2,777	4,027	2,803	Dec-21	10.1%
(1)	Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor and the successor company.
(2)	Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor and the successor company.
(3)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Cross Creek Mall) building.

Properties Under Development at December 31, 2021

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2021 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Kirkwood Mall - Five Guys, Blaze Pizza, Thrifty White, Pancheros, Chick-fil-A	Bismarck, ND	100%	15,275	$7,976	$4,311	$4,107	Q2 '22	8.9%

(1)	Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor and the successor company.
(2)	Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor and the successor company.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Arbor Place	Atlanta (Douglasville), GA	Owned by Sears. Sold to third party developer for redevelopment. Under negotiation with home store for a portion of the store.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Owned by third party. Interest from office user/ entertainment.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021
Coastal Grand	Myrtle Beach, SC	Owned by Sears.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Sale of parcel to Rooms to Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to entertainment use underway.
Dakota Square Mall	Minot, ND	Sold to Scheel's for future relocation/expansion of existing store. New store under construction and expected to open 2022.	Ross Dress For Less Opened. Lease out for signature with Five Below.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party. Under negotiation with non-retail use.
Eastland Mall	Bloomington, IL	Actively leasing.	Actively leasing.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases a third of the box. Sears still operating in remainder.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (Dec 2019), Dick's Sporting Goods, and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Owned by Seritage.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 JV asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A opened. Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opening in 2022.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Actively leasing remaining anchor space - under negotiation with grocer.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. Under negotiation with pet supply use.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Sporting Goods under negotiation.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail users.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet opened February 2020	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit opened. Main Event opening Summer 2022.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant under construction.	Von Maur under construction. Opening 2022.
WestGate Mall	Spartanburg, SC	Sears sold to third party developer for redevelopment. Non-retail under negotiation.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Life Storage purchased anchor and is under construction.